EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

                       This Stock Purchase Agreement (this “Agreement”) is made as of the 25th day of March, 2004, by and among New Century Equity Holdings Corp., a Delaware corporation (“NCEH”), and each of Mellon Ventures, L.P., a Delaware limited partnership (“Mellon”), Lazard Technology Partners II LP, a Delaware limited partnership (“LTP”), Conning Capital Partners VI, L.P., a Delaware limited partnership (“Conning”), and Princeton eCom Corporation (the “Corporation”).  Mellon, LTP and Conning are individually referred to herein as a “Purchaser” and are collectively referred to herein as the “Purchasers”.

                       WHEREAS, NCEH desires to sell, and the Purchasers, severally and not jointly, desire to purchase (the “Transaction”), all of the issued and outstanding shares of capital stock and warrants to purchase shares of capital stock of the Corporation legally or beneficially owned by NCEH, all of which are set forth on Schedule A hereto (the “Securities”);

                       WHEREAS, the Transaction is being made in connection with the purchase by the Purchasers of the Corporation’s Series D-1 Convertible Preferred Stock (the “Preferred Stock”) and warrants to purchase Preferred Stock (collectively, the “Preferred Stock Financing”), and this Agreement is being entered into simultaneously with the closing of the Preferred Stock Financing;

                       WHEREAS, NCEH has consented in all respects to the Preferred Stock Financing, waived its rights to participate in the Preferred Stock Financing and has executed all agreements, waivers, consents and other documents necessary to consummate the Preferred Stock Financing on terms and conditions satisfactory to the Purchasers and the Corporation;

                       WHEREAS, as a condition to agreeing to execute this Agreement and the transaction documents evidencing the Preferred Stock Financing, NCEH required that its guarantee (the “Guarantee”) of the Agreement of Lease, dated July 27, 1999 (the “New Jersey Lease”), between 650 College Road Associates, L.P., a New Jersey limited partnership (“Landlord”), and the Corporation, be released by Landlord;

                       WHEREAS, the Guarantee has been released on terms satisfactory to NCEH, each of the Purchasers and the Corporation; and

                       WHEREAS, pursuant to the Delaware General Corporation Law (the “DGCL”), NCEH is required to seek and obtain stockholder approval of the transactions contemplated hereby which will require the solicitation of proxies by NCEH.

                       NOW, THEREFORE, the parties hereby agree as follows:

          1.          Purchase of Stock.

                       1.1     Purchase.  Subject to the terms and conditions contained herein, at the Closing, NCEH shall sell, transfer, deliver, convey and assign to the Purchasers, and each Purchaser shall purchase from NCEH their respective amount of Securities as set forth on Schedule B hereto (the “Purchase”).  The aggregate purchase price for the Securities being acquired from NCEH shall be $10,000,000 which shall be payable in cash by wire transfer of immediately available funds at the Closing (the “Purchase Price”).

                       1.2     Escrow Upon Signing.  Upon execution of this Agreement:

                                 (a)     NCEH and the Purchasers shall have entered into an Escrow Agreement of even date herewith (the “Escrow Agreement”) with JPMorgan Chase Bank, a New York state bank (the “Escrow Agent”), which shall provide that the stock certificates and warrants evidencing the Securities and the Purchase Price shall be held by the Escrow Agent as set forth therein;

                                 (b)     NCEH shall deliver to the Escrow Agent the stock certificates and warrants evidencing the Securities, together with stock powers or assignments endorsed in blank; and

                                 (c)     Each Purchaser shall deliver its respective portion of the Purchase Price to the Escrow Agent.

                       1.3     Deliveries Upon Signing.  Upon execution of this Agreement:

                                 (a)     NCEH shall deliver to the Purchasers a certificate, as of the most recent practicable date, as to the corporate good standing of NCEH issued by the Secretary of State of the State of Delaware; and

                                 (b)     NCEH shall deliver to the Purchasers a Certificate of the Secretary of NCEH attesting as to (i) the Certificate of Incorporation and By-laws of NCEH; (ii) the signatures and titles of the officers of NCEH executing this Agreement or any of the other agreements to be executed and delivered by NCEH at the Closing, and (iii) resolutions of the Board of Directors of NCEH, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby.

                      1.4     Closing.  The closing of the Purchase (the “Closing”) shall take place on the business day following the receipt by the Escrow Agent of the requisite notices from each of NCEH and the Purchasers as set forth in the Escrow Agreement.  On or prior to the date such notices are delivered to the Escrow Agent:

                                 (a)     NCEH shall deliver to the Purchasers a certificate, as of the most recent practicable date, as to the corporate good standing of NCEH issued by the Secretary of State of the State of Delaware;

                                 (b)     NCEH shall deliver to the Purchasers a Certificate of the Secretary of NCEH attesting as to (i) the Certificate of Incorporation and By-laws of NCEH; (ii) the signatures and titles of the officers of NCEH executing this Agreement or any of the other agreements to be executed and delivered by NCEH at the Closing; (iii) resolutions of the Board of Directors of NCEH, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby; and (iv) the vote of the stockholders of NCEH with respect to the approval of the transactions contemplated hereby; and

                                 (c)     NCEH and each of the Purchasers shall deliver a certificate from a duly authorized officer certifying that the representations and warranties of their respective entities made of as of the date hereof remain true and complete as of the Closing.

          2.          Representations and Warranties of the Parties.

                       2.1     Representations and Warranties of Each Party.  Each party severally and not jointly hereby represents and warrants as of the Closing as to itself, except as otherwise set forth herein as follows:

                                 (a)     Authority.  Such party has all requisite power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement, and the consummation by such party of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such party, except that as of the signing of this Agreement, NCEH will not have received the approval of its stockholders of the Transaction.  This Agreement, has been duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery hereof and thereof by the other parties, constitutes the valid and binding obligation of such party, enforceable against such party in accordance with their respective terms.

                                  (b)     Non-Contravention; Statutory Approvals.  The execution and delivery of this Agreement, and the consummation by such party of the transactions contemplated hereby and thereby does not and will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court, federal state, local or foreign governmental or regulatory body (a “Governmental Authority”), other than the requirements of the federal securities laws with respect to the Proxy Statement (as hereinafter defined), or (b) constitute a default (with or without notice or lapse of time, or both) under, violate or conflict with any contract, agreement or order to which such party is party or by which such party or any of such party’s properties or assets is subject or bound.

                                 (c)     Broker’s Fees.  Neither NCEH nor any of the Purchasers has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated hereby or based in any way upon agreements, arrangements or understandings made by or on behalf of any such parties hereunder.  The Purchasers acknowledge that a special committee of the NCEH Board of Directors has engaged, and NCEH is paying Houlihan Lokey Howard and Zukin Financial Advisors, Inc. in connection with preparation and delivery of a fairness opinion relating to the Transaction.

                                 (d)     No Litigation.  As of the Closing, the Transaction contemplated hereby and the related Preferred Stock Financing are not subject to any pending or threatened litigation or action by any Governmental Authority or any other person that would seek to enjoin the Transaction or the Preferred Stock Financing, and there is no reasonable basis for any such litigation or action.

                       2.2     Additional Representations and Covenants of NCEH.  In addition to the representations and warranties made in Section 2.1 hereof, NCEH hereby represents, warrants and covenants to each Purchaser that:

                                 (a)     Title; Absence of Liens.  As of the Closing, Schedule A sets forth an accurate and complete listing of all legal and beneficial ownership interests of NCEH in the Corporation (or any subsidiary or affiliate), including all capital stock, rights, warrants, options or other rights to acquire any security thereof.  The Securities will be transferred to the Purchaser free and clear of any mortgages, pledges, charges, liens, security interests, rights of first refusal, options, restrictions, commitments, rights of other parties, assessments, conditions or other encumbrances of any kind (collectively, “Liens”) , other than as set forth in the Corporation’s Certificate of Incorporation and the documents entered into in connection with the Preferred Stock Financing.  Upon delivery of the respective Purchase Price by the Purchasers to NCEH, the Purchasers will become the true and lawful owners of and will receive good title to the Securities.

                                 (b)     Proxy Statement; Stockholder Solicitation; and NCEH Stockholder Approval.  None of the information contained in the Proxy Statement (as defined below) will, at the respective times the Proxy Statement or any amendments or supplements thereto are filed with the Securities and Exchange Commission (the “SEC”), are first published, sent or given to stockholders or at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) the audited financial statements of the Corporation, including the notes thereto, and (ii) any information provided in writing by any of the Purchasers or the Corporation for inclusion in the Proxy Statement pursuant to Section 2.5 herein.  The Proxy Statement will comply as to form in all material respects with the requirements of all applicable laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.  The solicitation of stockholders and the consummation of the Transaction by NCEH shall comply in all respects to the DGCL.  As of the Closing, the Transaction shall have been duly approved by NCEH’s stockholders.

                                 (c)     Voting and Consents.  NCEH  hereby consents in all respects to, and shall vote all of its outstanding shares of capital stock of the Corporation in favor of, the transactions and agreements evidencing the Preferred Stock Financing.

                       2.3     Additional Representations of the Purchasers.  In addition to the representations and warranties made in Section 2.1 hereof, each of the Purchasers, severally and not jointly, hereby represents, warrants and covenants to NCEH that:

                                 (a)     Sufficient Funds.  Such Purchaser has sufficient funds to purchase the Securities being purchased by such Purchaser and no Purchaser has to secure funding in order to consummate the transactions contemplated hereby.

                                 (b)     Accredited Investor and Investment Purpose. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Act”). The Securities will be acquired for investment for each Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Purchaser represents to NCEH that it is aware that the

Securities it is purchasing are not registered under the Act and that it may not resell such shares without either registration or an effective exemption from registration under the Act.

                                 (c)     No Representations as to the Corporation.  Each of the Purchasers agrees and acknowledges that NCEH has not made, and is not making, any representations or warranties, whether express or implied, with respect to the Corporation, its business or prospects.  Each Purchaser has decided to engage in the Transaction based on its own investment experience and its review of and determinations with respect to the Corporation or otherwise.

                       2.4     Stockholder Approval.  In connection with the approval of the Purchase by NCEH’s stockholders as required by applicable law, NCEH shall, as soon as practicable following the execution of this Agreement but in no event later than five (5) business days following the closing of the Financing, prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement soliciting approval by NCEH’s stockholders of the Purchase and the transactions contemplated hereby (the “Proxy Statement”). NCEH will cause the Proxy Statement to be mailed to NCEH’s stockholders as promptly as practicable (i) after receiving SEC approval, or upon receiving confirmation from the SEC that it is not going to review such Proxy Statement, and (ii) upon compliance with Rule 14a-13 of the Exchange Act.  If no response is received within ten days after filing with the SEC, NCEH will promptly inquire of the SEC whether it is going to review the Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by NCEH, without providing the Purchasers and the Corporation a reasonable opportunity to review and comment thereon. NCEH will advise the Purchasers and the Corporation promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.  If at any time prior to the Closing, any information relating to the Purchasers, or any of their respective affiliates, officers or directors, should be discovered by the NCEH or the Purchasers which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of NCEH.

                       2.5     Providing Information for Proxy Statement.  Each of the Purchasers and the Corporation shall provide NCEH with, in compliance with Item 14(b)(2) and 14(b)(3) of Schedule 14A as promulgated under the Exchange Act (i) a brief description of the general nature of the business conducted by each of the respective Purchasers and the Corporation, and (ii) the name, complete mailing address and telephone number of each of their principal executive offices.

                       2.6     No Challenge of Liquidation.  Each of the Purchasers and the Corporation acknowledges that NCEH is contemplating adopting a Plan of Liquidation in order to liquidate and dissolve under the DGCL.  In the event NCEH adopts such a Plan of Liquidation and proposes to liquidate and dissolve, and notwithstanding any other provision of this Agreement, provided that NCEH adequately provides, in the reasonable judgment of NCEH and the Purchasers or the Corporation, as the case may be, for any outstanding and unresolved claims made by any of the Purchasers or the Corporation for indemnity by NCEH with respect to a

Third-Party Claim (as hereinafter defined), (i) none of the Purchasers or the Corporation shall challenge any such liquidation or dissolution, including without limitation on the grounds that adequate provision was not made for NCEH’s obligations under this Agreement, and (ii) none of the Purchasers or the Corporation shall seek indemnification under this Agreement from any director, officer, employee or stockholder of NCEH, except in the case of fraud or intentional wrongdoing by such director, officer, employee or stockholder in connection with the transactions contemplated hereby.  For avoidance of doubt, if NCEH has made a distribution to its stockholders pursuant to such Plan of Liquidation or otherwise prior to receiving notice from a Purchaser or the Corporation of a Third-Party Claim, none of the Purchasers or the Corporation shall challenge such distribution or make any claims against any director, officer, employee or stockholder of NCEH in respect of such distribution for any reason in connection with such Third-Party Claim, including that fact that making such distribution resulted in insufficient funds being left in NCEH to make what the Purchasers or the Corporation would reasonably consider to be adequate provision for such Third-Party Claim.

                       2.7     Covenants of the Corporation.  The Corporation agrees to provide NCEH with the monthly financial and operational information consistent with that previously provided.  The Corporation also agrees to provide all financial information regarding the Corporation to NCEH in order to facilitate its filings with the SEC, including with respect to the Proxy Statement and NCEH’s Annual Report on Form 10-K for the year ended December 31, 2003.  The Corporation will complete and provide the audited financial statements for the three years ended December 31, 2003 to NCEH as soon as possible, but no later than March 26, 2004.  The Corporation also covenants to instruct its independent accountants to cooperate with NCEH’s independent accountants and to provide access to such information as reasonably requested in the preparation of NCEH’s financial statements and its filings with the SEC.

                       2.8     Survival of Representations and Warranties.  Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive the date hereof, notwithstanding any investigation at any time made by or on behalf of any party hereto.

                       2.9     No Other Representations or Warranties. Expressly as set forth in this Agreement, no party is making, or is relying on, any express or implied representations or warranties relating to any party or to the consummation of the transactions contemplated hereby.

          3.          Indemnification.

                       3.1     By NCEH.  NCEH agrees to indemnify, defend and hold harmless each Purchaser and the Corporation from and against any Losses incurred, suffered or threatened relating to, arising out of or otherwise in connection with (a) any misrepresentation or breach of warranty by NCEH in this Agreement and (b) any breach by NCEH of any covenant in this Agreement.  In addition to the indemnification obligations provided above, in the event that a NCEH stockholder or other third party brings an action or asserts a claim against the Corporation or the Purchasers challenging the Transaction in any manner (including the fairness thereof) or the NCEH plan of liquidation or dissolution, NCEH shall indemnify, defend and hold harmless each of the Purchasers and the Corporation for any Losses associated with such action or claim.  “Losses” means any loss, liability, proceeding, claim, damage, demand, judgment, penalty, cost (including costs of investigation), expense (including reasonable legal fees and expenses, including legal fees and expenses incurred in the enforcement of another party’s obligations under this Section 3).

                       3.2     By Purchasers.  Each Purchaser agrees, severally and not jointly, to indemnify, defend and hold harmless NCEH from and against any Losses incurred, suffered or threatened relating to, arising out of or otherwise in connection with (a) any misrepresentation or breach of warranty by such Purchaser in this Agreement and (b) any breach by such Purchaser of any covenant in this Agreement.

                       3.3     Third Party Claims.

                                 (a)     If a claim or demand is made against any indemnitee hereunder (an “Indemnitee”), or any Indemnitee otherwise learns of an assertion against such Indemnitee, by any person or entity who is not a party to this Agreement (a “Third-Party Claim”) as to which such Indemnitee intends to seek indemnification pursuant to this Agreement, such Indemnitee shall notify the party from whom it is seeking indemnification (the “Indemnitor”) in writing of the Third-Party Claim (and specifying in reasonable detail the factual basis for the Third-Party Claim and to the extent known, the amount of the Third-Party Claim) promptly after becoming aware of such Third-Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent Indemnitor is actually prejudiced as a result of such failure.

                                 (b)     If a Third-Party Claim is made against an Indemnitee, Indemnitor will be entitled, within 30 days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third-Party Claim, to assume the defense thereof with counsel selected by Indemnitor and reasonably satisfactory to the Indemnitee.  Should Indemnitor so elect to assume the defense of a Third-Party Claim, Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof.  If Indemnitor assumes the defense of any Third-Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Indemnitor.  Notwithstanding the foregoing, in any proceeding in which both Indemnitor, on the one hand, and an Indemnitee on the other hand, are, or are reasonably likely to become, a party, such Indemnitee shall have the right to employ separate counsel and to control its own defense of such proceeding if, in the reasonable opinion of counsel to such Indemnitee, either (i) one or more defenses are available to the Indemnitee that are not available to Indemnitor or (ii) a conflict or potential conflict exists between Indemnitor, on the one hand, and such Indemnitee, on the other hand, that would make such separate representation advisable; provided, however, that Indemnitor (A) shall not be liable for the fees and expenses of more than one counsel to an Indemnitee and (B) shall reimburse such Indemnitee for such reasonable fees and expenses of such counsel incurred in any such action as such expenses are incurred.

                                 (c)     If Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third-Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third-Party Claim which Indemnitor may recommend and which by its terms obligates Indemnitor to pay the full amount of adverse consequences (whether through settlement or otherwise) in connection with such Third-Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all liability in connection with such Third-Party Claim.  Any other settlements must be consented to by the effected Indemnitee, which consent shall not be unreasonably withheld or delayed.  The Indemnitee shall not (unless required by law) admit any liability with respect to, or settle, compromise or discharge such

Third-Party Claim without Indemnitor’s prior written consent, which consent shall not be unreasonably be withheld or delayed.

                       3.4     Other Claims.  Any claim which does not involve a Third-Party Claim, shall be asserted by reasonably prompt written notice given by the party seeking indemnification to the party from whom such indemnification is sought under this Agreement.  The failure by the party seeking indemnification so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnitee under this Agreement, except to the extent that the indemnifying party is actually prejudiced by such failure.  If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations by the 30th day after notice of such claim was given to the indemnifying party, unless such period is extended by the parties, the indemnifying party and the indemnitee will be free to pursue such remedies as may be available to such parties under this Agreement or under applicable Law.

          4.          Miscellaneous.

                       4.1     Further Assurances. At any time or from time to time after the Closing, each of NCEH and the Purchasers shall, at the reasonable request and expense of the other party or its counsel (unless such request is occasioned by the breach of a representation, warranty or covenant of the other party, in which case it shall be at the expense of such breaching party), execute and deliver any further instruments or documents and take all such further action in order to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

                       4.2     Future Prospects of the Corporation.  NCEH acknowledges and agrees that the Corporation may experience significant future growth as a result of, among other things, an initial public offering of its capital stock, a merger, consolidation or acquisition of the Corporation into, with or by another entity, a sale of the Corporation’s assets or a strategic alliance or other business arrangement.  NCEH further acknowledges that, as a result of such transactions or otherwise, there may be an increase in the value of the Corporation’s capital stock after the date of this Agreement for which NCEH agrees that, in the event this Transaction is consummated as provided herein, it shall not be entitled to any benefit.

                       4.3     Termination; Deal Fee.  In the event the Transaction has not been consummated by the earlier of (i) the date seventy (70) days following the date the SEC either approves the Proxy Statement or confirms it is not going to review the Proxy Statement, and (ii) October 31, 2004 (such earlier date is defined herein as the “Termination Date”), this Agreement shall terminate, except with respect to the indemnification provisions hereof and NCEH shall instruct the Escrow Agent to return to each Purchaser their respective portion of the Purchase Price plus accrued interest thereon.  In addition, NCEH shall pay to each Purchaser an amount equal to six percent (6%) of their respective portion of the Purchase Price multiplied by a fraction, the numerator of which shall be the number of days elapsed from the date hereof until the Termination Date and the denominator of which shall be 365.

                       4.4     Expenses.  NCEH, on the one hand, and the Purchasers, on the other hand, shall pay their own fees and expenses arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                       4.5     Survival.  All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, and shall survive the Purchase and the consummation of the transactions contemplated hereby.

                       4.6     Assignment.  This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement may not be assigned without the prior written consent of the other parties hereto.

                       4.7     Amendment; Waiver.  This Agreement may be amended only by a written instrument signed by each party hereto. No provision of this Agreement may be extended or waived orally, but only by a written instrument signed by the party against whom enforcement of such extension or waiver is sought.

                       4.8     Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of law provisions.  Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in any federal court of competent jurisdiction located the New York City, or any New York State court of competent jurisdiction in New York City.   Each of the parties waives any right to object to the jurisdiction or venue of such courts or to claim that such courts are an inconvenient forum.

                       4.9     Notices.  Unless otherwise specifically provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid at the addresses set forth in Exhibit A hereto, and/or to such other addresses and/or persons which either party may designate by like notice to the addresses set forth in Exhibit A hereto.

                       4.10     Integration.  This Agreement, including the schedules and exhibits hereto, and the documents delivered pursuant hereto contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to the Purchase.

                       4.11     Severability.  Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                       4.12     Descriptive Headings; Terminology.  The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                       4.13     Counterparts.  This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                       4.14     Joint Efforts.  The provisions of this Agreement shall be deemed to be the collective efforts of the parties, and no provision shall be construed more severely against any one party.  The parties hereby agree to use their reasonable best efforts to cause the Closing hereunder.

[SIGNATURES ON NEXT PAGE]

                       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEW CENTURY EQUITY HOLDINGS CORP.

By: /s/ DAVID P. TUSA

Name: David P. Tusa
Title: Executive Vice President & CFO

MELLON VENTURES, L.P.
By: MVMA, L.P., its general partner
By: MVMA, INC., its general partner

By: /s/ MARC COLE

Name: Marc Cole
Title: Vice President

LAZARD TECHNOLOGY PARTNERS II LP
By: Lazard Technology Management LLC, its general partner
By: Lazard Frères & Co. LLC, its Managing Member

By: /s/ RUSSELL PLANITZER

Name: Russell Planitzer
Title: Managing Director

CONNING CAPITAL PARTNERS VI, L.P.

By: /s/ STEVEN F. PIAKER

Name: Steven F. Piaker
Title: Managing Member

PRINCETON ECOM CORPORATION

By: /s/ RONALD AVERETT

Name: Ronald Averett
Title: President/COO

SCHEDULE A

Securities of Princeton eCom Corporation
Held by New Century Equity Holding Corp.

10,166,667 shares of Series A-1 Convertible Preferred Stock

2,000,000 shares of Series B-1 Convertible Preferred Stock

4,000,000 shares of Series D-1 Convertible Preferred Stock

16,911,137 shares of Common Stock

Warrant No. SPW-2 dated March 29, 2002(1)

Warrant No. SPW-4 dated April 5, 2002(1)

Warrant No. D-1-1 dated August 28, 2003 to purchase 1,000,000 shares of Series D-1 Convertible Preferred Stock

(1)	Warrants No. SPW-2 and SPW-4 enable the holder or holders thereof to purchase an aggregate of 1,793,333 shares of Series C-1 Preferred Stock.

SCHEDULE B

Purchaser	Aggregate No. of Shares and Warrants to be Purchased	Breakdown of Securities to be Purchased	Purchase Price

Mellon Ventures, L.P.	11,957,048	5,637,046 Common Stock	$3,333,333.99
1114 Avenue of the Americas
31st Floor		3,388,889 Series A-1 Convertible
New York, NY 10036		Preferred Stock
Telecopy: (212) 389-2755
Attention: Marc A. Cole		666,667 Series B-1 Convertible
Preferred Stock

1,333,334 Series D-1 Convertible
Preferred Stock

Warrant to Purchase 597,778 Series
C-1 Convertible Preferred Stock

Warrant to Purchase 333,334 Series
D-1 Convertible Preferred Stock

Lazard Technology Partners II LP	11,957,046	5,637,046 Common Stock	$3,333,333.42
30 Rockefeller Plaza
New York, New York 10020		3,388,889 Series A-1 Convertible
Telecopy: (212) 332-4624		Preferred Stock
Attention: Manu Rana
666,667 Series B-1 Convertible
Preferred Stock

1,333,333 Series D-1 Convertible
Preferred Stock

Warrant to Purchase 597,778 Series
C-1 Convertible Preferred Stock

Warrant to Purchase 333,333 Series
D-1 Convertible Preferred Stock

Conning Capital Partners VI, L.P.	11,957,043	5,637,045 Common Stock	$3,333,332.59
City Place
185 Asylum Street		3,388,889 Series A-1 Convertible
Hartford, CT 06103-4105		Preferred Stock
Telecopy: (860) 520-1299
Attention: Steven F. Piaker		666,666 Series B-1 Convertible
Preferred Stock

1,333,333 Series D-1 Convertible
Preferred Stock

Warrant to Purchase 597,777 Series
C-1 Convertible Preferred Stock

Warrant to Purchase 333,333 Series
D-1 Convertible Preferred Stock